EXHIBIT 10a

ADMINISTRATIVE SERVICES AGREEMENT

This ADMINISTRATIVE SERVICES AGREEMENT (“Agreement”) is effective as of February 1, 2004, and is by and between, AIG SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (“AIG SAAMCo”) and FIRST SUNAMERICA LIFE INSURANCE COMPANY, a New York domiciled life insurance company (“FSLIC”).

W I T N E S S E T H:

WHEREAS, each of the investment companies listed on Schedule One hereto (“Schedule One,” as the same may be amended from time to time), is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “Act”) (such investment companies are hereinafter collectively called the “Funds,” or each a “Fund”) for which AIG SAAMCo serves as the investment adviser and AIG SAAMCo’s affiliate, AIG SunAmerica Capital Services, Inc. serves as the distributor; and

WHEREAS, each of the Funds is available as an investment vehicle for FSLIC for its separate accounts, FS Variable Separate Account, FS Variable Annuity Account One, and such other separate accounts as may be established from time to time (the “Separate Account”), to fund variable annuity contracts (the “Contracts”); and

WHEREAS, AIG SAAMCo desires FSLIC to provide the administrative services specified in the attached Exhibit A (“Administrative Services”), in connection with the servicing of the Funds’ shares purchased indirectly by the FSLIC’S customers (the “Contracts Owners”) through their purchases of the Contracts and FSLIC is willing and able to provide such Administrative Services on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, each party hereto agrees as follows:

1.	Administrative Services. FSLIC agrees to perform the Administrative Services specified in Exhibit A for the benefit of the Contract Owners, which derive from the relationship between the Separate Accounts and the Fund.

2.	Expenses. FSLIC will bear all expenses in connection with the performance of its services under this Agreement.

3.	Representations.

(a)	FSLIC will continue to provide overall marketing support with respect to the Contracts, including providing marketing support in relation to the Funds portfolios offered through the Contracts.

(b)	FSLIC and AIG SAAMCo both represent that this Agreement is fair and reasonable to both parties in light of the overall benefits derived from the mutual relationship between the parties, the services provided and the fees paid in relation to the same.

4.	FSLIC not an Agent.

(a)	It is understood that FSLIC will from time to time employ, or associate with FSLIC, such persons as FSLIC believes to be particularly fitted to assist FSLIC in the execution of FSLIC’S duties hereunder, the compensation of such persons, and all other expenses in connection with the performance of FSLIC’S duties hereunder, to be paid by FSLIC. No obligation may be incurred on AIG SAAMCo’s behalf or on behalf of the Funds in any such respect.

(b)	It is understood and agreed that in performing the services under this Agreement FSLIC, acting in its capacity described herein, shall at no time be acting as an agent for AIG SAAMCo or any of the Funds. FSLIC agrees, and agrees to cause its agents, not to make any representations concerning a Fund except those contained in the Fund’s then-current prospectus; in current sales literature furnished by the Fund or AIG SAAMCo to FSLIC; in the then-current prospectus for a variable annuity contract or variable life insurance policy issued by FSLIC or then-current sales literature with respect to such variable annuity contract or variable life insurance policy, approved by AIG SAAMCo.

5. Records. FSLIC agrees that all records which it maintains for AIG SAAMCo are AIG SAAMCo’s property and FSLIC will surrender them to AIG SAAMCo promptly upon AIG SAAMCo’s request.

6. Compensation. In consideration of the foregoing, AIG SAAMCo will pay FSLIC a fee on a quarterly basis, in arrears, as described in Exhibit B attached hereto and made a part hereof. Following termination of this Agreement, AIG SAAMCo shall continue to pay FSLIC a fee as described and FSLIC continues to provide the identified services to AIG SAAMCo in Exhibit A so long as any assets remain invested in the Funds by the Separate Account.

7. Written Reports. FSLIC will provide AIG SAAMCo with such information as AIG SAAMCo may reasonably request and will cooperate with and assist AIG SAAMCo in the preparation of reports, if any, to be furnished to the Trustees of the Funds in conjunction with the Contracts or other aspects of the Funds concerning this Agreement, the services provided and any fees or compensation paid or payable pursuant hereto, in addition to any other reports or filings that may be required by law.

8. Termination. This Agreement may be terminated with 120 days prior written notice, without the payment of any penalty, by mutual agreement of the parties in writing. This Agreement will terminate automatically upon the termination of the Participation Agreement. Notwithstanding the foregoing, in the event of termination of this Agreement or the Participation

Agreement, the obligations set forth in this Agreement shall survive with respect to assets that remain invested in the Funds of the Separate Account.

9. Limitation of Liability. FSLIC understands and agrees that the obligations of AIG SAAMCo under this Agreement are not binding upon any of the Funds, upon any of their Board members or upon any shareholder of any of the Funds.

10. Indemnification.

(a)	FSLIC agrees to indemnify and hold harmless AIG SAAMCo and its respective officers, directors, employees and agents (collectively, the “Indemnified Parties”) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the FSLIC) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the performance or non-performance by FSLIC under this Agreement.

(b)	AIG SAAMCo agrees to indemnify and hold harmless FSLIC and its respective officers, directors, employees and agents (collectively, the “Indemnified Parties) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the AIG SAAMCo) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to a breach of any representation and/or warranty made by AIG SAAMCo in this Agreement.

11. Successors and Assigns. This Agreement may not be transferred, assigned, sold in any manner, hypothecated or pledged by either party, without prior written consent of the other party.

12. Applicable Law. This Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflicts of law of such jurisdiction.

13. Entire Agreement. This Agreement, including Exhibits A and B and Schedule One, constitutes the entire agreement between the parties with respect to the matters dealt with herein and supersedes any previous agreements and documents with respect to such matters. The parties agree that Schedule One may be replaced from time to time with a new Schedules One, as appropriate, to accurately reflect any changes in the Funds available as investment vehicles under the Participation Agreement.

14. Effective Date. This Agreement shall become effective as of the date written above and shall remain in effect unless specifically terminated as provided below.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

FIRST SUNAMERICA LIFE INSURANCE COMPANY

By: Jana Waring Greer
Its: Senior Vice President

AIG SUNAMERICA ASSET MANAGEMENT CORP.

By: Peter A. Harbeck
Its: President

SCHEDULE ONE

SunAmerica Series Trust
Anchor Series Trust

EXHIBIT A

Maintenance of books and records

•	Maintain an inventory of shares purchased to assist the Fund’s transfer agent in recording issuance of shares.

•	Perform miscellaneous accounting services to assist transfer agent in recording transfers of shares (via net purchase and redemption orders).

•	Reconciliation and balancing of the FSLIC’S separate account at the Fund level in the general ledger and reconciliation of cash accounts at general account.

Purchase orders

•	Determination of net amount of cash flow into the Fund.

•	Reconciliation and notification to the Fund of net purchase orders (wire) and confirmation thereof.

Redemption orders

•	Determination of net amount required for redemptions by the Fund.

•	Reconciliation and notification to the Fund of cash required for net redemption orders and confirmation thereof.

Reports

•	Provide reporting to the Funds and the Boards of Trustees for the Funds, in relation to trading activity, compliance with the terms of the Fund Participation Agreement between the parties and other regulatory and compliance matters.

Fund-related contract owner services

•	Telephonic support for contract owners with respect to inquiries about the Fund including information about Fund performance.

•	Providing information periodically to Contract Owners showing their positions in Shares through the Separate Accounts;

•	Assistance with Fund proxy solicitations, specifically with respect to soliciting voting instructions from contract owners.

Other administration support

•	Sub-accounting services.

•	Providing other administrative support to the Fund as mutually agreed between the FSLIC and AIG SAAMCo from time to time.

•	Relieving the Fund of other usual or incidental administration services ordinarily provided to individual shareholders.

•	Preparation of reports to third party reporting services.

EXHIBIT B

Administrative Service Fee

AIG SAAMCo shall pay FSLIC the following amount with respect to the average daily net asset value of Separate Account during each quarter in each Fund portfolio:

0.39% multiplied by the number of days in the current quarter/365 multiplied by the total average net asset value of Separate Account balances in the Fund for the preceding quarter.

FSLIC shall calculate the amount of each quarterly payment and shall deliver to AIG SAAMCo a quarterly statement showing the calculation of the amount payable to FSLIC for the preceding quarter.